UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): May 1, 2013

ION Geophysical Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12691	22-2286646
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2105 CityWest Blvd

Suite 400

Houston, Texas 77042-2839

(Address of principal executive offices, including Zip Code)

(281) 933-3339

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Proposed Senior Notes.

On May 1, 2013, ION Geophysical Corporation (“we,” “ION” or the “Company”), issued a press release pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), announcing our intention to offer and sell, subject to customary conditions, $175 million aggregate principal amount of senior secured second priority notes due 2018 (the “Notes”).

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The information contained in this Current Report on Form 8-K, including the exhibit hereto, is neither an offer to sell nor a solicitation of an offer to purchase any of the securities to be offered. The securities to be offered will not be registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

In connection with the private offering of the Notes, we are disclosing the following:

Additional Disclosures about Our Company.

Our Strengths

We believe that we are well positioned to successfully execute the key elements of our business strategy based on the following competitive strengths:

•                  We are a broad-based seismic solutions company engaged in providing advanced software and equipment technology. We are a technology-focused full value chain service provider with capabilities extending beyond the manufacture of seismic equipment to be a provider of a variety of broad-based seismic solutions. Our offerings span the entire seismic workflow, which includes survey planning, acquisition, processing and interpretation. Our offerings include seismic data acquisition hardware, command and control software, value-added services associated with seismic survey design, seismic data processing and interpretation and seismic data libraries. We currently do not own a fleet of vessels or provide our own seismic crews to acquire marine or land surveys.

•                  Our “asset light” strategy enables us to avoid significant fixed costs and to remain financially flexible. We outsource a majority of our seismic acquisition activity to third parties that operate their own fleets of seismic acquisition vessels and equipment. Doing so enables us to avoid the fixed costs associated with these assets and personnel and to manage our business in a manner designed to afford us the flexibility to quickly decrease our capital investments in the event of a downturn. We actively manage the costs of developing our multi-client data library business by requiring our customers to partially pre-fund, or underwrite, the investment for any new project. Our target goal is to pre-fund 75% or more of the total cost of each new project’s data acquisition. We believe this conservative approach to data library expansion is the most prudent way to avoid risks of any sudden reduction in the demand for seismic data or aggressive spending during periods immediately prior to an industry downturn.

•                  Our global footprint and ability to work in harsh conditions allow us to offset regional downturns. Our focus on conducting business around the world, even in the harshest and most extreme environments, has been and will continue to be a key component of our corporate strategy. This global focus has been helpful in minimizing the impact of any one regional slowdown for short or extended periods of time. We believe that our customers prefer to work with companies that are capable of delivering high quality, safe and environmentally sensitive service in those environments. For example, our operational expertise and equipment and software technologies enable us to operate in the harsh Arctic environment and to acquire seismic data in areas in which no modern seismic data previously existed. This expertise and these technologies permit us to extend the time window for data acquisition, facilitate our customers’ drilling decisions and reduce exploration and production risk.

•                  We have a diversified and blue chip customer base.  We provide products and services to a diverse, global customer base, which includes many of the largest oil and gas and seismic companies in the world, including national oil companies. Over the past decade, we have made significant progress in expanding our customer list and revenue sources to include more than just seismic companies. Almost all of our revenues for 2003 were derived principally from seismic companies; in 2012, E&P companies accounted for approximately 65% of our total revenues. Even though we cater to some of the largest companies in the world, no single customer accounted for more than 10% of our total revenue in 2010, 2011 or 2012. We focus our sales and marketing efforts on high quality and historically creditworthy customers.

Our Strategy

The key elements of our business strategy are to:

•                  Expand and globalize our Solutions business.  We seek to expand and grow our Solutions business to new regions, with new customers and new marine and land service offerings, including proprietary services for E&P companies. In addition, we intend to further globalize our Solutions data processing business by opening advanced imaging centers in strategic locations around the world and expanding our presence in land seismic processing where we believe onshore unconventional resource demand will drive the need for our products and services. While we anticipate continuing to grow and refine our seismic data equipment businesses in marine and land (through INOVA Geophysical), our emphasis on growth will continue to be in our Solutions segment’s data processing and GeoVentures multi-client businesses. We currently expect the majority of our future investments to be in research and development and computing infrastructure for our data processing business and to support our GeoVentures multi-client projects. We believe this focus better positions our company as a full-service technology company having increasing revenues derived from E&P customers using our GXT data processing and GeoVentures services.

•                  Continue investing in advanced software and equipment technology to provide next generation products and services. We intend to continue investing in the development of new technologies for use by E&P companies. In particular, we intend to develop and introduce our next generation of marine towed streamer products, with a goal of developing markets beyond the new vessel market. In addition, we also intend to focus on the development of the next generation of seabed seismic data imaging technology using our VectorSeis® Ocean seismic data acquisition system platform and derivative products to obtain technical and market leadership in what we continue to believe is a very important and expanding market. In 2012, our investment in research and development was equal to approximately 6% of our total net revenues for the year.

•                                          Collaborate with our customers to provide products and solutions designed to meet their needs. A key element of our business strategy has been to understand the challenges faced by E&P companies in survey planning, acquisition, processing and interpretation. We will continue to develop and offer technology and services that enable us to work with E&P companies to solve their unique challenges, especially in the harshest and most extreme environments around the world. We have found that a collaborative relationship with E&P companies, with a goal of better understanding their imaging challenges and then working with them and our contractor customers to assure them that the right technologies are properly applied, is the most effective method for meeting their needs. Our goal of being a full solutions provider to solve the most difficult challenges for our customers is an important element of our long-term business strategy, and we are implementing this partnership approach globally through local personnel in our regional organizations who understand the unique challenges in their areas.

•                                          Leverage our technical research and development experience and partner in market-leading joint ventures.  Through INOVA Geophysical Equipment Limited (“INOVA Geophysical” or “INOVA”), a joint venture with BGP Inc., China National Petroleum Corporation (“BGP”), we seek to leverage our technical research and development experience and expertise with the operational experience and global reach of BGP. We believe INOVA’s operations will enable us to design and deliver lower cost and more reliable land imaging systems to our worldwide customer base of land acquisition contractors. We also believe working with INOVA will allow us to increase our market share and profitability in land data acquisition systems, as well as other land equipment technologies, by tapping into a broader set of global geophysical opportunities associated with the exploration, asset development and production operations of BGP’s parent, CNPC. Additionally, through GeoRXT B.V. (“GeoRXT”), we have a joint venture with an affiliate of the Georadar Group, a Brazilian geophysical services company, for the provision of ocean-bottom seismic services. Within the marine seismic market, towed streamers account for approximately 87% of market activity today while ocean-bottom seismic accounts for approximately 13%. We believe the future growth of ocean-bottom seismic activity is very attractive and expect that this joint venture will capitalize on our ocean-bottom expertise.

Factors Affecting Long-Term Demand

We are now seeing increasing levels of capital spending related to global E&P activity, and we believe that current conditions exist that favor increased seismic spending in the years ahead. These conditions include the following:

•                  Global demand for crude oil remains high;

•                  The decline in crude oil reserves in major producing fields around the world has continued, and the pace of reinvestment into exploration and development will need to increase to offset future production declines;

•                  Remaining oil reserves are proving harder to find, and the potential for large undiscovered or underdeveloped reservoirs in offshore locations should continue to drive demand by E&P companies and seismic contractors for improvements in marine equipment technology and offshore seismic data libraries;

•                  U.S. oil production surged in 2012 to 6.4 million barrels per day, a 15-year high and up from 5.6 million barrels a day in 2011, mainly due to the use of new technologies designed to locate and unlock deposits of oil and gas in formations previously thought to be unreachable;

•                  E&P expenditures are forecast to increase each year through 2015 with an increase of 10% in 2012 and an expected increase of an additional 7% in 2013, surpassing $640 billion globally;

•                  Large E&P companies are focusing on hydrocarbon reservoirs that are located in complex shale geological formations (U.S. shale gas production is expected to more than double from 2010 to 2035) and harder-to-access regions of the world (the Arctic is estimated to contain 25 to 30% of the world’s undiscovered reserves), which should increase demand for newer and more efficient imaging processing and equipment technology solutions; and

•                  While North American natural gas prices remain at depressed levels, Henry Hub prices increased during the second half of 2012, and investment in shale liquids markets should remain relatively strong in North America and in other parts of the world.

Based on industry research reports, it is estimated that approximately $20 to $25 billion will be spent on seismic and related services in 2013. We estimate that data library sales, data processing and land and marine equipment together will comprise between 30 and 35% (or $6 to $7 billion) of the seismic industry in 2013, and that we have approximately 8 to 10% of the market share within these served markets.

The complex hydrocarbon reservoirs that have been developed in recent years generally have more subtle characteristics than the reservoirs that were discovered in prior decades. These unconventional reservoir types include shale plays, tight gas formations and oil sands. The process of finding and developing these hydrocarbon deposits is proving to be more challenging, which results in escalating costs and increases demand for newer and more efficient imaging technologies. Producers are also increasingly using seismic data to enhance production from known fields by repeating time-lapse seismic surveys over a defined area. We believe that this trend should benefit seismic companies such as ION by extending the utility of subsurface imaging beyond exploration and into production monitoring, which is more stable and can continue for decades.

We believe that E&P companies will, in the future, increasingly use seismic technology providers who will collaborate with them to tailor seismic surveys that address specific geophysical problems and to apply advanced imaging technologies to take into account the geologic peculiarities of a specific area. In the future, we expect that E&P companies will rely less on undifferentiated, mass seismic studies created using analog sensors and traditional processing technologies that do not adequately identify geologic complexities. We also believe that the marine seismic market will continue to grow, with an expected increase in seabed acquisition services in 2013 after being flat for the past several years.

Based on internal company analysis and third party reports, we believe international markets are driving the growth in global oil and gas exploration and production capital expenditures. While global spending is expected to increase by approximately 7% in 2013, spending in North America is expected to increase by just 0.6% while spending in international markets is expected to grow by 9.2%.

Consent Agreement under Senior Secured Credit Facility

We have entered into a Consent Agreement related to the credit agreement, dated as of March 25, 2010 by and among ION Geophysical Corporation, as borrower, the guarantors party thereto, the lenders party thereto and China Merchants Bank Co., Ltd., New York Branch, as administrative agent and lender, permitting us, among other things, (i) to issue the Notes and (ii) to invest up to $100 million in GeoRXT after March 1, 2013.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(d)	Shell company transactions.

Not applicable.

(d)        Exhibits.

Exhibit Number	Description
99.1	Press release dated May 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2013	ION GEOPHYSICAL CORPORATION

	By:	/s/ DAVID L. ROLAND
David L. Roland Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated May 1, 2013.